                                                                    Exhibit No.2



                PAINEWEBBER FINANCIAL SERVICES GROWTH FUND INC.



                            A Maryland Corporation



                                    BY-LAWS



As Restated
May 13, 1998

                               TABLE OF CONTENTS

                                                                          Page
                                                                          ----
ARTICLE I   NAME OF CORPORATION, LOCATION OF OFFICES
              AND SEAL....................................................  1

            Section 1.01.  Name:..........................................  1
            Section 1.02.  Principal Offices:.............................  1
            Section 1.03.  Seal...........................................  1

ARTICLE II  STOCKHOLDERS..................................................  1

            Section 2.01.  Annual Meetings:...............................  1
            Section 2.02.  Special Meetings:..............................  1
            Section 2.03.  Place of Meetings:.............................  2
            Section 2.04.  Notice of Meetings:............................  2
            Section 2.05.  Voting - In General:...........................  2
            Section 2.06.  Stockholders Entitled to Vote:.................  2
            Section 2.07.  Voting - Proxies:..............................  3
            Section 2.08.  Quorum:........................................  3
            Section 2.09.  Absence of Quorum:.............................  3
            Section 2.10.  Stock Ledger and List of Stockholders:.........  3
            Section 2.11.  Action Without Meeting:........................  4

ARTICLE III BOARD OF DIRECTORS............................................  4

            Section 3.01.  Number and Term of Office:.....................  4
            Section 3.02.  Qualification of Directors:....................  4
            Section 3.03.  Election of Directors:.........................  4
            Section 3.04.  Removal of Directors:..........................  4
            Section 3.05.  Vacancies and Newly Created Directorships:.....  5
            Section 3.06.  General Powers:................................  5
            Section 3.07.  Power to Issue and Sell Stock:.................  5
            Section 3.08.  Power to Declare Dividends:....................  5
            Section 3.09.  Annual and Regular Meetings:...................  6
            Section 3.10.  Special Meetings:..............................  6
            Section 3.11.  Notice:........................................  6
            Section 3.12.  Waiver of Notice:..............................  7
            Section 3.13.  Quorum and Voting:.............................  7
            Section 3.14.  Compensation:..................................  7
            Section 3.15.  Action Without a Meeting:......................  7

                                                                           Page
                                                                           ----
ARTICLE IV   EXECUTIVE COMMITTEE AND OTHER COMMITTEES......................  7

             Section 4.01.  How Constituted:...............................  7
             Section 4.02.  Powers of the Executive Committee:.............  8
             Section 4.03.  Proceedings, Quorum and Manner of Acting:......  8
             Section 4.04.  Other Committees:..............................  8

ARTICLE V    OFFICERS......................................................  8

             Section 5.01.  General:.......................................  8
             Section 5.02.  Election, Term of Office and Qualifications:...  8
             Section 5.03.  Resignation:...................................  9
             Section 5.04.  Removal:.......................................  9
             Section 5.05.  Vacancies and Newly Created Offices:...........  9
             Section 5.06.  Chairman of the Board:.........................  9
             Section 5.07.  President:.....................................  9
             Section 5.08.  Vice President:................................ 10
             Section 5.09.  Treasurer and Assistant Treasurers:............ 10
             Section 5.10.  Secretary and Assistant Secretaries:........... 10
             Section 5.11.  Subordinate Officers:.......................... 11
             Section 5.12.  Remuneration:.................................. 11
             Section 5.13.  Surety Bonds:.................................. 11

ARTICLE VI   CUSTODY OF SECURITIES......................................... 11

             Section 6.01.  Employment of a Custodian:..................... 11
             Section 6.02.  Action Upon Termination of Custodian Agreement: 11
             Section 6.03.  Other Arrangements:............................ 12

ARTICLE VII  EXECUTION OF INSTRUMENTS, VOTING OF SECURITIES................ 12

             Section 7.01.  General:....................................... 12
             Section 7.02.  Checks, Notes, Drafts, Etc.:................... 12
             Section 7.03.  Voting of Securities:.......................... 12

ARTICLE VIII CAPITAL STOCK................................................. 12

             Section 8.01.  Share Certificates:............................ 12
             Section 8.02.  Transfer of Capital Stock:..................... 13
             Section 8.03.  Transfer Agents and Registrars:................ 13
             Section 8.04.  Transfer Regulations:.......................... 13
             Section 8.05.  Fixing of Record Date:......................... 14
             Section 8.06.  Lost Stolen or Destroyed Certificates:......... 14

                                                                                          Page
                                                                                          ----
ARTICLE IX INDEMNIFICATION AND INSURANCE.................................................   14

           Section 9.01.  Indemnification of Officers, Directors, Employees                 14
                            and Agents:..................................................   14
           Section 9.02.  Insurance of Officers, Directors, Employees and Agents:........   15
           Section 9.03.  Non-Exclusivity:...............................................   16
           Section 9.04.  Amendment:.....................................................   16


ARTICLE X  MISCELLANEOUS.................................................................   16

           Section 10.01. Fiscal Year:...................................................   16
           Section 10.02. Accountant:....................................................   16
           Section 10.03. Books and Records:.............................................   17
           Section 10.04. Waiver of Notice:..............................................   17

ARTICLE XI AMENDMENTS....................................................................   17

           Section 11.01. General:.......................................................   17
           Section 11.02. By Stockholders Only:..........................................   17

                                   ARTICLE I
                                   ---------
                   NAME OF CORPORATION, LOCATION OF OFFICES
                   ----------------------------------------
                                   AND SEAL
                                   --------

     Section 1.01.  Name:
                    ----

     The name of the Corporation is PaineWebber Financial Services Growth Fund Inc.

     Section 1.02.  Principal Offices:
                    -----------------

     The principal office of the Corporation in the State of Maryland shall be located in the City of Baltimore. The Corporation may establish and maintain such other offices and places of business as the board of directors may, from time to time, determine.

     Section 1.03.  Seal
                    ----

     The corporate seal of the Corporation shall be circular in form and shall bear the name of the Corporation, the year of its incorporation, and the words "Corporate Seal, Maryland." The form of the seal shall be subject to alteration by the board of directors and the seal may be used by causing it or a facsimile to be impressed or affixed or printed or otherwise reproduced. Any officer or director of the Corporation shall have authority to affix the corporate seal of the Corporation to any document requiring the same.

                                  ARTICLE II
                                  ----------
                                 STOCKHOLDERS
                                 ------------

     Section 2.01.  Annual Meetings:
                    ---------------

     There shall be no stockholders' meetings for the election of directors and the transaction of other proper business except as required by law or as hereinafter provided.

     Section 2.02.  Special Meetings:
                    ----------------

     Special meetings of the stockholders may be called at any time by the chairman of the board, the president or by a majority of the board of directors. Special meetings of the stockholders shall be called by the secretary upon the written request of the holders of shares entitled to vote not less than 25% of all the shares entitled to be voted at such meeting, provided that (a) such request shall state the purposes of such meeting and the matters proposed to be acted on, and (b) the stockholders requesting such meeting shall have paid to the Corporation the reasonably estimated cost of preparing and mailing the notice thereof, which the secretary shall determine and specify to such stockholders. No special meeting need be called upon the request of the holders of shares entitled to vote less than a majority of all the shares entitled to be voted at such meeting to consider any matter which is substantially the same as a matter voted upon at any special meeting of the stockholders held during the preceding 12 months.

     Section 2.03.  Place of Meetings:
                    -----------------

     All stockholders' meetings shall be held at 1285 Avenue of the Americas, New York, New York, except that the board of directors may fix a different place of meeting, have one or more offices, and keep the books of the Corporation at any other place within the United States as they may from time to time determine, or, in the case of meetings as shall be specified in each notice or waiver of notice of the meeting.

     Section 2.04.  Notice of Meetings:
                    ------------------

     The secretary shall cause notice of the place, date and hour, and, in the case of a special meeting, the purpose or purposes for which the meeting is called, to be mailed, not less than 10 nor more than 90 days before the date of the meeting, to each stockholder entitled to vote at such meeting, at his or her address as it appears on the records of the Corporation at the time of such mailing. Notice of any stockholders' meeting need not be given to any stockholder who shall sign a written waiver of such notice whether before or after the time of such meeting, which waiver shall be filed with the record of such meeting, or to any stockholder who shall attend such meeting in person or by proxy. Notice of adjournment of a stockholders' meeting to another time or place need not be given, if such time and place are announced at the meeting.

     Section 2.05.  Voting - In General:
                    -------------------

     At every stockholders' meeting each stockholder shall be entitled to one vote for each share and a fractional vote for each fraction of a share of stock of the Corporation validly issued and outstanding and held by such stockholder, except that no shares held by the Corporation shall be entitled to a vote. Except as otherwise specifically provided in the Articles of Incorporation or these By-Laws or as required by provisions of the Investment Company Act of 1940, as amended from time to time, all matters shall be decided by a vote of the majority of the votes validly cast at a meeting at which a quorum is present. The vote upon any question shall be by ballot whenever requested by any person entitled to vote, but, unless such a request is made, voting may be conducted in any way approved by the meeting.

     Section 2.06.  Stockholders Entitled to Vote:
                    -----------------------------

     If, pursuant to Section 8.05 hereof, a record date has been fixed for the determination of stockholders entitled to notice of or to vote at any stockholders' meeting, each stockholder of the Corporation shall be entitled to vote, in person or by proxy, each share of stock and fraction of a share of stock standing in his or her name on the books of the Corporation on such record date and outstanding at the time of the meeting. If no record date has been fixed for the determination of stockholders, the record date for the determination of stockholders entitled to notice of or to vote at a meeting of stockholders shall be (a) at the close of business (i) on the day ten days before the day on which notice of the meeting is mailed or (ii) on the day 90 days before the meeting, whichever is the closer date to the meeting; or, (b) if notice is waived by all stockholders, at the close of business on the tenth day next preceding the day on which the meeting is held.

     Section 2.07.  Voting - Proxies:
                    ----------------

     A stockholder may vote the stock he or she owns of record by written proxy executed by the stockholder himself or herself or by his or her duly authorized attorney in fact. The right to vote by proxy shall exist only if the proxy is authorized to act by (1) a written instrument, dated not more than eleven months prior to the meeting and executed either by the stockholder or by his or her duly authorized attorney in fact (who may be so authorized by a writing or by any non-written means permitted by the laws of the State of Maryland) or (2) such electronic, telephonic, computerized or other alternative means as may be approved by a resolution adopted by the Directors. A proxy with respect to stock held in the name of two or more persons shall be valid if executed by one of them unless at or prior to exercise of such proxy the Corporation receives from any one of them written notice to the contrary and a copy of the instrument or order which so provides. A proxy purporting to be executed by or on behalf of a stockholder shall be deemed valid unless challenged at or prior to its exercise.

     Section 2.08.  Quorum:
                    ------

     Except as otherwise provided in the Articles of Incorporation, the presence at any stockholders' meeting, in person or by proxy, of stockholders entitled to cast one third of the votes thereat shall be necessary and sufficient to constitute a quorum for the transaction of business.

     Section 2.09.  Absence of Quorum:
                    -----------------

     In the absence of a quorum, the holders of a majority of the shares present at the meeting in person or by proxy, or, if no stockholder entitled to vote is present thereat in person or by proxy, any officer present thereat entitled to preside or act as secretary of such meeting, may adjourn the meeting without determining the date of the new meeting or, from time to time, without further notice to a date not more than 120 days after the original record date. Any business that might have been transacted at the meeting originally called may be transacted at any such adjourned meeting at which a quorum is present.

     Section 2.10.  Stock Ledger and List of Stockholders:
                    -------------------------------------

     It shall be the duty of the assistant secretary of the Corporation or such other person or entity named by the board of directors to cause an original or duplicate stock ledger to be maintained at the office of the Corporation's transfer agent. Such stock ledger may be in written form or any other form capable of being converted into written form within a reasonable time for visual inspection. Any one or more persons, each of whom has been a stockholder of record of the Corporation for more than six months next preceding such request, who owns in the aggregate 5% or more of the outstanding capital stock of the Corporation, may submit (unless the Corporation at the time of the request maintains a duplicate stock ledger at its principal office in Maryland) a written request to any officer of the Corporation or its resident agent in Maryland for a list of the stockholders of the Corporation. Within 20 days after such a request, there shall be prepared and filed at the Corporation's principal office in Maryland a list containing the names and addresses of all stockholders of the Corporation and the number of shares of each class held by each stockholder, certified as correct by an officer of the Corporation, by its stock transfer agent, or by its registrar.

     Section 2.11.  Action Without Meeting:
                    ----------------------

     Any action to be taken by stockholders may be taken without a meeting if all stockholders entitled to vote on the matter consent to the action in writing and the written consents are filed with the records of the meetings of stockholders. Such consent shall be treated for all purposes as a vote at a meeting.

                                  ARTICLE III
                                  -----------
                              BOARD OF DIRECTORS
                              ------------------

     Section 3.01.  Number and Term of Office:
                    -------------------------

     The board of directors shall consist of nine directors, which number may be increased or decreased by a resolution of a majority of the entire board of directors; provided that the number of directors shall not be less than three nor more than fifteen; and further provided that if there is no stock outstanding the number of directors may be less than three but not less than one, and if there is stock outstanding and so long as there are less than three stockholders, the number of directors may be less than three but not less than the number of stockholders. Each director (whenever selected) shall hold office until his or her successor is elected and qualified or until his or her earlier death, resignation or removal.

     Section 3.02.  Qualification of Directors:
                    --------------------------

     Except for the initial board of directors, at least one of the members of the board of directors shall be a person who is not an interested person of the Corporation, as defined in the Investment Company Act of 1940, as amended.

     Section 3.03.  Election of Directors:
                    ---------------------

     Initially the director or directors of the Corporation shall be that person or those persons named as such in the Articles of Incorporation. Thereafter, except as otherwise provided in Section 3.04 and 3.05 hereof, the directors shall be elected by the stockholders on a date fixed by the Board of Directors. A plurality of all the votes cast at a meeting at which a quorum is present in person or by proxy is sufficient to elect a director.

     Section 3.04.  Removal of Directors:
                    --------------------

     At any stockholders' meeting duly called, provided a quorum is present, any director may be removed (either with or without cause) by the vote of the holders of a majority of the shares represented at the meeting, and at the same meeting a duly qualified person may be elected in his or her stead by a majority of the votes validly cast.

     Section 3.05.  Vacancies and Newly Created Directorships:
                    -----------------------------------------

     If any vacancies shall occur in the board of directors by reason of death, resignation, removal or otherwise, or if the authorized number of directors shall be increased, the directors then in office shall continue to act, and such vacancies (if not previously filled by the stockholders) may be filled by a majority of the directors then in office, although less than a quorum, except that a newly created directorship may be filled only by a majority vote of the entire board of directors, provided that in either case immediately after filling such vacancy, at least two-thirds of the directors then holding office shall have been elected to such office by the stockholders of the Corporation. In the event that at any time, other than the time preceding the first stockholders' meeting, less than a majority of the directors of the Corporation holding office at that time were so elected by the stockholders, a meeting of the stockholders shall be held promptly and in any event within 60 days for the purpose of electing directors to fill any existing vacancies in the board of directors unless the Securities and Exchange Commission shall by order extend such period.

     Section 3.06.  General Powers:
                    --------------

     (a) The property, affairs and business of the Corporation shall be managed by or under the direction of the board of directors, which may exercise all the powers of the Corporation except those powers vested solely in the stockholders of the Corporation by statute, by the Articles of Incorporation, or by these By-Laws.

     (b) All acts done by any meeting of the directors or by any person acting as a director, so long as his or her successor shall not have been duly elected or appointed, shall, notwithstanding that it be afterwards discovered that there was some defect in the election of the directors or of such person acting as aforesaid or that they or any of them were disqualified, be as valid as if the directors or such other person, as the case may be, had been duly elected and were or was qualified to be directors or a director of the Corporation.

     Section 3.07.  Power to Issue and Sell Stock:
                    -----------------------------

     The board of directors may from time to time issue and sell or cause to be issued and sold any of the Corporation's authorized shares to such persons and for such consideration as the board of directors shall deem advisable, subject to the provisions of Article Sixth of the Articles of Incorporation.

     Section 3.08.  Power to Declare Dividends:
                    --------------------------

     (a) The board of directors, from time to time as it may deem advisable, may declare and pay dividends in stock, cash or other property of the Corporation, out of any source available for dividends, to the stockholders according to their respective rights and interests in accordance with the provisions of the Articles of Incorporation.

     (b) The board of directors shall cause to be accompanied by a written statement any dividend payment wholly or partly from any source other than:

     (i) the Corporation's accumulated undistributed net income (determined in accordance with good accounting practice and the rules and regulations of the Securities and Exchange Commission then in effect) and not including profits or losses realized upon the sale of securities or other properties; or

     (ii) the Corporation's net income so determined for the current or preceding fiscal year. Such statement shall adequately disclose the source or sources of such payment and the basis of calculation, and shall be in such form as the Securities and Exchange Commission may prescribe.

     Section 3.09.  Annual and Regular Meetings:
                    ---------------------------

     The annual meeting of the board of directors for choosing officers and transacting other proper business shall be held at such time and place as the board may determine. The board of directors from time to time may provide by resolution for the holding of regular meetings and fix their time and place within or outside the State of Maryland. Except as otherwise provided under the Investment Company Act of 1940, as amended, notice of such annual and regular meetings need not be given, provided that notice of any change in the time or place of such meetings shall be sent promptly to each director not present at the meeting at which such change was made in the manner provided for notice of special meetings. Except as otherwise provided under the Investment Company Act of 1940, as amended, members of the board of directors or any committee designated thereby may participate in a meeting of such board or committee by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time; and participation by such means shall constitute presence in person at a meeting.

     Section 3.10.  Special Meetings:
                    ----------------

     Special meetings of the board of directors shall be held whenever called by the chairman of the board, the president (or in the absence or disability of the president by any vice president), the treasurer, or by any two directors, at the time and place within or outside the State of Maryland specified in the respective notices or waivers of notice of such meetings.

     Section 3.11.  Notice:
                    ------

     Except as otherwise provided, notice of any special meeting shall be given by the secretary to each director, by mailing to him or her, postage prepaid, addressed to him or her at his or her address as registered on the books of the Corporation or, if not so registered, at his or her last known address, a written or printed notification of such meeting at least two days before the meeting, or by delivering such notice to him or her at least two days before the meeting, or by facsimile transmission to him or her at least two days before the meeting, or by sending to him or her at least 24 hours before the meeting, by prepaid telegram, addressed to him or her at his or her said registered address, if any, or if he or she has no such registered address, at his or her last known address, notice of such meeting.

     Section 3.12.  Waiver of Notice:
                    ----------------

     No notice of any meeting need be given to any director who attends such meeting in person or to any director who waives notice of such meeting in writing (which waiver shall be filed with the records of such meeting), whether before or after the time of the meeting.

     Section 3.13.  Quorum and Voting:
                    -----------------

     At all meetings of the board of directors the presence of a majority or more of the number of directors then in office shall constitute a quorum for the transaction of business, provided that there shall be present no fewer than two directors except when there is no stock outstanding, at which time the initial director will constitute a quorum. In the absence of a quorum, a majority of the directors present may adjourn the meeting, from time to time, until a quorum shall be present. The action of a majority of the directors present at a meeting at which a quorum is present shall be the action of the board of directors unless the concurrence of a greater proportion is required for such action by law, by the Articles of Incorporation or by these By-Laws.

     Section 3.14.  Compensation:
                    ------------

     Each director may receive such remuneration for his or her services as shall be fixed from time to time by resolution of the board of directors.

     Section 3.15.  Action Without a Meeting:
                    ------------------------

     Except as otherwise provided under the Investment Company Act of 1940, as amended, any action required or permitted to be taken at any meeting of the board of directors may be taken without a meeting if written consents thereto are signed by all members of the board and such written consents are filed with the records of the meetings of the board.

                                  ARTICLE IV
                                  ----------
                   EXECUTIVE COMMITTEE AND OTHER COMMITTEES
                   ----------------------------------------

     Section 4.01.  How Constituted:
                    ---------------

     By resolution adopted by the board of directors, the board may designate an executive committee, consisting of not less than two directors.

     Section 4.02.  Powers of the Executive Committee:
                    ---------------------------------

     Except as further limited by the board of directors, when the board of directors is not in session the executive committee shall have and may exercise all powers of the board of directors in the management of the business and affairs of the Corporation that may lawfully be exercised by an executive committee, except the power to declare a dividend, to authorize the issuance of stock, to recommend to stockholders any matter requiring stockholders' approval, to amend the By-Laws, or to approve any merger or share exchange which does not require shareholder approval.

     Section 4.03.  Proceedings, Quorum and Manner of Acting:
                    ----------------------------------------

     In the absence of an appropriate resolution of the board of directors, the executive committee and any committee appointed under section 4.04 may adopt such rules and regulations governing its proceedings, quorum and manner of acting as it shall deem proper and desirable, provided that the quorum shall not be less than two directors. In the absence of any member of any such committee, the members thereof present at any meeting, whether or not they constitute a quorum, may appoint a member of the board of directors to act in the place of such absent member. All action by any committee shall be reported to the board of directors at its next meeting following such action.

     Section 4.04.  Other Committees:
                    ----------------

     The board of directors may appoint other committees, each consisting of one or more persons, who need not be directors. Each such committee shall have such powers and perform such duties as may be assigned to it from time to time by the board of directors, but shall not exercise any power which may lawfully be exercised only by the board of directors or a committee thereof.

                                   ARTICLE V
                                   ---------
                                   OFFICERS
                                   --------

     Section 5.01.  General:
                    -------

     The officers of the Corporation shall be a president, one or more vice-presidents, a secretary and a treasurer. The board of directors may elect, but shall not be required to elect, a chairman of the board and a comptroller.

     Section 5.02.  Election, Term of Office and Qualifications:
                    -------------------------------------------

     The officers of the Corporation (except those appointed pursuant to Section
5.07 hereof) shall be chosen by the board of directors at its first meeting or such subsequent meetings as shall be held prior to its first annual meeting, and thereafter annually at its annual meeting. If any officers are not chosen at any annual meeting, such officers may be chosen at any subsequent regular or special meeting of the board. Except as provided in Sections 5.03, 5.04 and
5.05 hereof, each officer chosen by the board of directors shall hold office until the next annual meeting of the board of directors and until his or her successor shall have been chosen and qualified. The president shall be chosen from among the directors of the Corporation and may hold such office only so long as he or she continues to be a director. No other officer need be a director. Any person may hold one or more offices of the Corporation except that the president may not hold the office of vice president, the secretary may not hold the office of assistant secretary, and the treasurer may not hold the office of assistant treasurer; provided further that a person who holds more than one office may not act in more than one capacity to execute, acknowledge or verify an instrument required by law to be executed, verified or acknowledged by more than one officer.

     Section 5.03.  Resignation:
                    -----------

     Any officer may resign his or her office at any time by delivering a written resignation to the board of directors, the president, the secretary, or any assistant secretary. Unless otherwise specified therein, such resignation shall take effect upon delivery.

     Section 5.04.  Removal:
                    -------

     Any officer may be removed from office whenever in the board's judgment the best interest of the Corporation will be served thereby, by the vote of a majority of the board of directors given at the regular meeting or any special meeting called for such purpose. In addition, any officer or agent appointed in accordance with the provisions of Section 5.07 hereof may be removed, either with or without cause, by any officer upon whom such power of removal shall have been conferred by the board of directors.

     Section 5.05.  Vacancies and Newly Created Offices:
                    -----------------------------------

     If any vacancy shall occur in any office by reason of death, resignation, removal, disqualification or other cause, or if any new office shall be created, such vacancies or newly created offices may be filled by the board of directors at any regular or special meeting or, in the case of any office created pursuant to Section 5.11 hereof, by any officer upon whom such power shall have been conferred by the board of directors.

     Section 5.06.  Chairman of the Board:
                    ---------------------

     The chairman of the board, if there be such an officer, shall have such powers and perform duties as may be assigned to him from time to time by the board of directors.

     Section 5.07.  President:
                    ---------

     The president shall be the chief executive officer of the Corporation and, when present, shall preside at all stockholders' meetings and at all meetings of the board of directors. Subject to the supervision of the board of directors, he shall have general charge of the business, affairs and property of the Corporation and general supervision over its officers, employees and agents. Except as the board of directors may otherwise order, he may sign in the name and on behalf of the Corporation all deeds, bonds, contracts or agreements. He shall exercise such other powers and perform such duties as from time to time may be assigned to him by the board of directors.

     Section 5.08.  Vice President:
                    --------------

     The board of directors may from time to time designate and elect one or more vice presidents who shall have such powers and perform such duties as from time to time may be assigned to them by the board of directors or the president. At the request or in the absence or disability of the president, the vice president (or, if there are two or more vice presidents, the then senior of the vice presidents present and able to act) may perform all the duties of the president and, when so acting, shall have all the powers of and be subject to all the restrictions upon the president.

     Section 5.09.  Treasurer and Assistant Treasurers:
                    ----------------------------------

     The treasurer shall be the principal financial and accounting officer of the Corporation. He shall deliver all funds and securities of the Corporation which may come into his hands to such bank or trust company as the board of directors shall employ as Custodian. He shall make annual reports in writing of the business conditions of the Corporation, which reports shall be preserved upon its records, and he shall furnish such other reports regarding the business and condition as the board of directors may from time to time require. The Treasurer shall perform such duties additional to the foregoing as the board of directors may from time to time designate.

     Any assistant treasurer may perform such duties of the treasurer as the treasurer or the board of directors may assign, and, in the absence of the treasurer, may perform all the duties of the treasurer.

     Section 5.10.  Secretary and Assistant Secretaries:
                    -----------------------------------

     The secretary shall attend to the giving and serving of all notices of the Corporation and shall act as secretary at, and record all proceedings of, the meetings of the stockholders and directors in the books to be kept for that purpose. He shall keep in safe custody the seal of the Corporation, and shall have charge of the records of the Corporation, including the stock books and such other books and papers as the board of directors may direct and such books, reports, certificates and other documents required by law to be kept, all of which shall at all reasonable times be open to inspection by any director. At every meeting of the stockholders, he shall receive and take charge of and/or canvass all proxies and/or ballots, and shall decide all questions touching the qualifications of voters, the validity of proxies and the acceptance or rejection of votes. He shall perform such other duties as appertain to his office or as may be required by the board of directors.

     Any assistant secretary may perform such duties of the secretary as the secretary or the board of directors may assign, and, in the absence of the secretary, may perform all the duties of the secretary.

     Section 5.11.  Subordinate Officers:
                    --------------------

     The board of directors from time to time may appoint such other officers or agents as it may deem advisable, including one or more assistant treasurers and one or more assistant secretaries, each of whom shall have such title, hold office for such period, have such authority and perform such duties as the board of directors may determine. The board of directors from time to time may delegate to one or more officers or agents the power to appoint any such subordinate officers or agents and to prescribe their respective rights, terms of office, authorities and duties.

     Section 5.12.  Remuneration:
                    ------------

     The salaries or other compensation of the officers of the Corporation shall be fixed from time to time by resolution of the board of directors, except that the board of directors may by resolution delegate to any person or group of persons the power to fix the salaries or other compensation of any subordinate officers or agents appointed in accordance with the provisions of Section 5.11 hereof.

     Section 5.13.  Surety Bonds:
                    ------------

     The board of directors may require any officer or agent of the Corporation to execute a bond (including, without limitation, any bond required by the Investment Company Act of 1940, as amended, and the rules and regulations of the Securities and Exchange Commission) to the Corporation in such sum and with such surety or sureties as the board of directors may determine, conditioned upon the faithful performance of his or her duties to the Corporation, including responsibility for negligence and for the accounting of any of the Corporation's property, funds or securities that may come into his or her hands.

                                  ARTICLE VI
                                  ----------
                             CUSTODY OF SECURITIES
                             ---------------------

     Section 6.01.  Employment of a Custodian:
                    -------------------------

     The Corporation shall place and at all times maintain in the custody of a custodian (including any sub-custodian for the custodian) all funds, securities and similar investments owned by the Corporation in accordance with the applicable terms of the 1940 Act. The custodian (and any sub-custodian) shall be a bank or similar financial institution having not less than $2,000,000 aggregate capital, surplus and undivided profits and shall be appointed from time to time by the board of directors, which shall fix its remuneration.

     Section 6.02.  Action Upon Termination of Custodian Agreement:
                    ----------------------------------------------

     Upon termination of a custodian agreement or inability of the custodian to continue to serve, the board of directors shall promptly appoint a successor custodian, but in the event that no successor custodian can be found who has the required qualifications and is willing to serve, the board of directors shall call as promptly as possible a special meeting of the stockholders to determine whether the Corporation shall function without a custodian or shall be liquidated. If so directed by vote of the holders of a majority of the outstanding shares of stock of the Corporation, the custodian shall deliver and pay over all property of the Corporation held by it as specified in such vote.

     Section 6.03.  Other Arrangements:
                    ------------------

     The Corporation may make such other arrangements for the custody of its assets (including deposit arrangements) as may be required by any applicable law, rule or regulation.

                                  ARTICLE VII
                                  -----------
                EXECUTION OF INSTRUMENTS, VOTING OF SECURITIES
                ----------------------------------------------

     Section 7.01.  General:
                    -------

     Subject to the provisions of Sections 5.07, 7.02 and 8.03 hereof, all deeds, documents, transfers, contracts, agreements and other instruments requiring execution by the Corporation shall be signed by the president or a vice president and by the treasurer or secretary or an assistant treasurer or an assistant secretary, or as the board of directors may otherwise, from time to time, authorize. Any such authorization may be general or confined to specific instances.

     Section 7.02.  Checks, Notes, Drafts, Etc.:
                    ---------------------------

     So long as the Corporation shall employ a custodian to keep custody of the cash and securities of the Corporation, all checks and drafts for the payment of money by the Corporation may be signed in the name of the Corporation by the custodian. Except as otherwise authorized by the board of directors, all requisitions or orders for the assignment of securities standing in the name of the custodian or its nominee, or for the execution of powers to transfer the same, shall be signed in the name of the Corporation by the president or a vice president and by the treasurer or an assistant treasurer. Promissory notes, checks or drafts payable to the Corporation may be endorsed only to the order of the custodian or its nominee and only by the treasurer or president or a vice president or by such other person or persons as shall be authorized by the board of directors.

     Section 7.03.  Voting of Securities:
                    --------------------

     Unless otherwise ordered by the board of directors, the president or any vice president shall have full power and authority on behalf of the Corporation to attend and to act and to vote, or in the name of the Corporation to execute proxies to vote, at any meeting of stockholders of any company in which the Corporation may hold stock. At any such meeting such officer shall possess and may exercise (in person or by proxy) any and all rights, powers and privileges incident to the ownership of such stock. The board of directors may by resolution from time to time confer like powers upon any other person or persons.

                                 ARTICLE VIII
                                 ------------
                                 CAPITAL STOCK
                                 -------------

     Section 8.01.  Share Certificates:
                    ------------------

     Certificates for shares of the capital stock of the Corporation shall be in such form as the board of directors shall approve and shall be numbered and shall be entered in the books of the Corporation as they are issued. They shall exhibit the holder's name and certify the number of shares owned by him or her and shall be signed by, or in the name of the Corporation by, the president or a vice-president and the treasurer or an assistant treasurer or the secretary or an assistant secretary of the Corporation; provided, however, that where any certificate is signed by a transfer agent or assistant transfer agent or by a transfer clerk acting on behalf of the Corporation, the signature of any such president, vice-president, treasurer, assistant treasurer, secretary or assistant secretary may be facsimile, printed or engraved. If any officer or officer who shall have signed, or whose facsimile signature or signatures shall have been used on, any certificate or certificates shall cease to be such officer or officers of the corporation, whether because of death, resignation or otherwise, before such certificate or certificates shall have been delivered by the Corporation, such certificate or certificates shall nevertheless be adopted by the Corporation and be issued and delivered as though the person or persons who signed such certificate or certificates or whose facsimile signature of signatures shall have been used thereon had not ceased to be such officer or officers of the Corporation.

     Section 8.02.  Transfer of Capital Stock:
                    -------------------------

     (a) Transfers of shares of the capital stock of the Corporation shall be made on the books of the Corporation by the holder of record thereof (in person or by his or her attorney thereunto duly authorized by a power of attorney duly executed in writing and filed with the secretary of the Corporation) (i) if a certificate or certificates have been issued, upon the surrender of the certificate or certificates, properly endorsed or accompanied by proper instruments of transfer, representing such shares, or (ii) as otherwise prescribed by the board of directors.

     (b) The Corporation shall be entitled to treat the holder of record of any share of stock as the absolute owner thereof for all purposes, and accordingly shall not be bound to recognize any legal, equitable or other claim or interest in such share on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise expressly provided by the statutes of the State of Maryland.

     Section 8.03.  Transfer Agents and Registrars:
                    ------------------------------

     The board of directors may, from time to time, appoint or remove transfer agents or registrars of shares of the Corporation. Upon any such appointment being made, all certificates representing shares of the Corporation thereafter issued shall be countersigned by one of such transfer agents or registrars or by both and shall not be valid unless so countersigned.

     Section 8.04.  Transfer Regulations:
                    --------------------

     Except as provided in the Articles of Incorporation, the shares of the Corporation may be freely transferred, subject to the charging of customary transfer fees, and the board of directors may, from time to time, adopt rules and regulations with reference to the method of transfer of the shares of the Corporation.

     Section 8.05.  Fixing of Record Date:
                    ---------------------

     The board of directors may fix in advance a date as a record date for the determination of the stockholders entitled to notice of or to vote at any stockholders' meeting or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or to receive payment of any dividend or other distribution or allotment of any rights, or to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action; provided that such record date shall be a date not more than 90 nor less than 10 days prior to the date on which the particular action requiring such determination of stockholders of record will be taken.

     Section 8.06.  Lost  Stolen or Destroyed Certificates:
                    --------------------------------------

     Before issuing a new certificate for shares of the Corporation alleged to have been lost, stolen or destroyed, the board of directors or any officer authorized by the board may, in its discretion, require the owner of the lost, stolen or destroyed certificate (or his or her legal representative) to give the Corporation a bond or other indemnity, in such form and in such amount as the board or any such officer may direct and with such surety or sureties as may be satisfactory to the board or any such officer, sufficient to indemnify the Corporation against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.

                                  ARTICLE IX
                                  ----------
                         INDEMNIFICATION AND INSURANCE
                         -----------------------------

     Section 9.01.  Indemnification of Officers, Directors, Employees and
                    -----------------------------------------------------
Agents:
------

     The Corporation shall indemnify each person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative ("Proceeding"), by reason of the fact that he or she is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, or other enterprise (hereinafter referred to as a "Covered Person"), against all expenses (including attorneys'
fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such Proceeding to the maximum extent permitted by law, now existing or hereafter adopted. Notwithstanding the foregoing, the following provisions shall apply with respect to indemnification of the Corporation's directors, officers, and investment adviser (as defined in the Investment Company Act of 1940, as amended):

     (A) Whether or not there is an adjudication of liability in such Proceeding, the Corporation shall not indemnify any such person for any liability arising by reason of such person's willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of his or her office or under any contract or agreement with the Corporation ("disabling conduct").

     (B)  The Corporation shall not indemnify any such person unless:

          (1)  the court or other body before which the Proceeding was brought
               (a) dismisses the Proceeding for insufficiency of evidence of any disabling conduct, or (b) reaches a final decision on the merits that such person was not liable by reason of disabling conduct; or

          (2) absent such a decision, a reasonable determination is made, based upon a review of the facts, by (a) the vote of a majority of a quorum of the directors of the Corporation who are neither interested persons of the Corporation as defined in the Investment Company Act of 1940, as amended, nor parties to the Proceeding, or (b) if such quorum is not obtainable, or even if obtainable, if a majority of a quorum of directors described above so directs, based upon a written opinion by independent legal counsel, that such person was not liable by reason of disabling conduct.

          (C) The Corporation may advance expenses in connection with the preparation and presentation of a defense to any Proceeding from time to time prior to final disposition thereof upon receipt of an undertaking by or on behalf of such Covered Person that such amount will be paid over by him to the Corporation if it is ultimately determined that he is not entitled to indemnification hereunder; provided, however, that either

               (1) such person shall provide adequate security for his or her undertaking;

               (2) the Corporation shall be insured against losses arising by reason of such advance; or

               (3) a majority of a quorum of the directors of the Corporation who are neither interested persons of the Corporation as defined in the Investment Company Act of 1940, as amended, nor parties to the Proceeding, or independent legal counsel in a written opinion, shall determine, based on a review of readily available facts that there is reason to believe that such person will be found to be entitled to indemnification.

     Section 9.02.  Insurance of Officers, Directors, Employees and Agents:
                    ------------------------------------------------------

     The Corporation may purchase and maintain insurance or other sources of reimbursement to the extent permitted by law on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her in or arising out of his or her position.

     Section 9.03.  Non-Exclusivity:
                    ---------------

     The indemnification and advancement of expenses provided by, or granted pursuant to, this Article X shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under the Articles of Incorporation, these By-Laws, agreement, vote of stockholders or directors, or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office.

     Section 9.04.  Amendment:
                    ---------

     No amendment, alteration or repeal of this Article or the adoption, alteration or amendment of any other provision of the Articles of Incorporation or By-Laws inconsistent with this Article, shall adversely affect any right or protection of any person under this Article with respect to any act or failure to act which occurred prior to such amendment, alteration, repeal or adoption.

                                   ARTICLE X
                                   ---------
                                 MISCELLANEOUS
                                 -------------

     Section 10.01.  Fiscal Year:
                     -----------

     The fiscal year of the Corporation shall end on such date as the board of directors may by resolution specify, and the board of directors may by resolution change such date for future fiscal years at any time and from time to time.

     Section 10.02.  Accountant:
                     ----------

     (a) The Corporation shall employ an independent certified public accountant or firm of independent certified public accountants as its accountant to examine the accounts of the Corporation and to sign and certify financial statements filed by the Corporation. The accountant's certificates and reports shall be addressed both to the board of directors and to the stockholders.

     (b) A majority of the members of the board of directors who are not interested persons (as that term is defined in the Investment Company Act of 1940) of the Corporation shall select the accountant at any meeting held within 30 days before or after the beginning of the fiscal year of the Corporation or before the annual stockholders' meeting (if any) in that year.

Such selection shall be submitted for ratification or rejection at the next succeeding stockholders' meeting, when and if such meeting is held. If such meeting shall reject such selection, the accountant shall be selected by majority vote of the Corporation's outstanding voting securities, either at the meeting at which the rejection occurred or at a subsequent meeting of stockholders called for the purpose.

     (c) Any vacancy occurring between meetings due to the death or resignation of the accountant may be filled by a majority of the members of the board of directors who are not such interested persons.

     Section 10.03.  Books and Records:
                     -----------------

     (a) The books and records of the Corporation may be kept outside the State of Maryland at such place or places as the Board of Directors may from time to time determine, except as otherwise required by law.

     (b) The Board of Directors shall, subject to the laws of Maryland, have power to determine, from time to time, whether and to what extent and at what times and places and under what conditions and regulations any accounts and books of the Corporation, or any of them, shall be open to the inspection of the stockholders; and no stockholder shall have any right to inspect any account or book or document of the Corporation, except as conferred by the laws of Maryland, unless and until authorized so to do by resolution of the Board of Directors or of the stockholders.

     Section 10.04.  Waiver of Notice:
                     ----------------

     Whenever any notice whatever is required to be given by these By-Laws or the Articles of Incorporation or the laws of the State of Maryland, a waiver thereof in writing, or by facsimile transmission, telegraph, cable, radio or wireless by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

                                  ARTICLE XI
                                  ----------
                                  AMENDMENTS
                                  ----------

     Section 11.01.  General:
                     -------

     Except as provided in Section 11.02 hereof, all By-Laws of the Corporation, whether adopted by the board of directors or the stockholders, shall be subject to amendment, alteration or repeal, and new By-Laws may be made, by the affirmative vote of a majority of either:

     (a) the holders of record of the outstanding shares of stock of the Corporation entitled to vote, at any meeting, the notice or waiver of notice of which shall have specified or summarized the proposed amendment, alteration, repeal or new By-Law; or

     (b) the directors, at any regular or special meeting the notice or waiver of notice of which shall have specified or summarized the proposed amendment, alteration, repeal or new By-Law.

     Section 11.02.  By Stockholders Only:
                     --------------------

     (a) No amendment of any section of these By-laws shall be made except by the stockholders of the Corporation if the By-laws provide that such section may not be amended, altered or repealed except by the stockholders.

     (b) From and after the issue of any shares of capital stock of the Corporation, no amendment of this Article XI shall be made except by the stockholders of the Corporation.



                                END OF BY-LAWS